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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 7, 1999
                                                -------------------------------

                          Wireless Telecom Group, Inc.
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               (Exact name of Registrant as Specified in Charter)

         New Jersey                                         22-2582295
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(State or Other Jurisdiction      (Commission)            (IRS Employer
    of Incorporation)              File Number)         Identification No.)

East 64 Midland Avenue, Paramus, New Jersey                    07652
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code (201) 261-8797
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                                      N/A
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          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

     On January 7, 1999, Wireless Telecom Group, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with Telecom Analysis Systems, Inc. ("TAS"), a New Jersey corporation and a wholly-owned subsidiary of Bowthorpe plc, a corporation organized under the laws of England and Wales, pursuant to which the Company has agreed, among other things, to sell (subject to certain closing conditions as set forth in the Agreement) to TAS all wireless and satellite test equipment product lines and components developed or, as of the closing date, under development (the "Test Equipment Assets"). Upon consummation of the transactions contemplated by the Agreement, it is expected that certain of the Company's employees whose employment relates to the Test Equipment Assets will leave the Company and become employees of TAS.

     The purchase price TAS will pay for the Test Equipment Assets will initially be approximately $18.8 million (the "Purchase Price"), which amount may be adjusted prior to closing based upon the procedures set forth in the Agreement. In addition, TAS will pay an additional $200,000 to Neptune as consideration for entering into a non-competition agreement with TAS, and TAS will assume certain liabilities of the Company related to the Test Equipment Assets.

     At the closing, $2.0 million of the Purchase Price will be deposited by TAS into an escrow account to secure payment of certain indemnification obligations and/or purchase price adjustments the Company may owe to TAS as set forth in the Agreement.

     The Agreement also provides that the Company shall purchase TAS's product lines which relate to single-function noise generation product lines (the "Noise Assets"). The Company expects to adopt and/or integrate the Noise Assets into the on-going operations of the Company. At the closing TAS will enter into a non-competition agreement with the Company relating to the Noise Assets (the "TAS Non-Compete Agreement"). In consideration for TAS's sale of the Noise Assets and entering into the TAS Non-Compete Agreement, the Company will pay $2.5 million to TAS.

     The consummation of the transactions contemplated by the Agreement is expected to occur in early February.




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Item 7. Financial Statements, Pro Forma Financial Information
and Exhibits.

(c)  List of Exhibits.



    Exhibit
     Number    Description

     99.1      Press Release, dated January 7, 1999.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIRELESS TELECOM GROUP, INC.

Date: January 22, 1999

                                   By: /s/ Demir Richard Eden
                                      -----------------------------------------
                                      Name: Demir Richard Eden
                                      Title: President




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                                  EXHIBIT INDEX

Exhibit                                               Page
Number   Description                                  Number

99.1     Press Release, dated January 7, 1999.





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